UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012 (March 9, 2012)

VALIDUS HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29 Richmond Road, Pembroke, HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 278-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2012, Validus Holdings, Ltd. (the “Company”), Validus Re Americas, Ltd. (“Validus Americas”), PaCRe, Ltd. and Validus Reinsurance, Ltd. (“Validus Re”) entered into a $400.0 million four-year unsecured credit facility with Deutsche Bank Securities Inc., as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, Lloyds Securities Inc. and Suntrust Bank, as co-documentation agents and the lenders party thereto, which provides for letter of credit availability for the Company and certain designated subsidiaries of the Company and revolving credit availability for the Company (the “Four Year Unsecured Facility”) (the full $400.0 million of which is available for letters of credit and/or revolving loans). The Four Year Unsecured Facility was provided by a syndicate of commercial banks arranged by J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Lloyds Securities Inc. and SunTrust Robinson Humphrey, Inc. Letters of credit under the Four Year Unsecured Facility will be available to support obligations in connection with the insurance business of the Company and its subsidiaries. Loans under the Four Year Unsecured Facility will be available for the general corporate and working capital purposes of the Company. The Company may request that existing lenders under the Four Year Unsecured Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Four Year Unsecured Facility do not exceed $500.0 million. Letter of credit fees are payable on account of each letter of credit issued under the Four Year Unsecured Facility at a rate per annum equal to an applicable rate. Borrowings under the Four Year Unsecured Facility bear interest, at the option of the Company, at the base rate (the higher of the prime rate announced by JPMorgan Chase Bank, N.A., the federal funds effective rate plus 0.50%, and the adjusted LIBOR rate plus 1.0%) or the adjusted LIBOR rate applicable to such loans, plus an applicable rate.

Also on March 9, 2012, the Company, Validus Americas and Validus Re entered into a $500.0 million four-year secured credit facility with Deutsche Bank Securities Inc., as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, Lloyds Securities Inc. and Suntrust Bank, as co-documentation agents and the lenders party thereto, which provides for letter of credit availability for the Company and certain designated subsidiaries of the Company (the “Four Year Secured Facility” and together with the Four Year Unsecured Facility, the “Credit Facilities”). The Four Year Secured Facility was provided by a syndicate of commercial banks arranged by J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Lloyds Securities Inc. and SunTrust Robinson Humphrey, Inc. Letters of credit under the Four Year Secured Facility will be available to support obligations in connection with the insurance business of the Company and its subsidiaries. The Company may request that existing lenders under the Four Year Secured Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Four Year Unsecured Facility do not exceed $700.0 million. The obligations of the Company and its designated subsidiaries under the Four Year Secured Facility are secured by cash and securities deposited into cash collateral accounts from time to time with The Bank of New York Mellon. Letter of credit fees are payable on account of each letter of credit issued under the Four Year Secured Facility at a rate per annum equal to an applicable rate. Borrowings under the Four Year Secured Facility bear interest at the base rate (the higher of the prime rate announced by JPMorgan Chase Bank, N.A., the federal funds effective rate plus 0.50%, and the adjusted LIBOR rate plus 1.0%).

The Credit Facilities contain covenants that include, among other things (i) the requirement that the Company initially maintain a minimum level of consolidated net worth of at least $2,600,000,000 and, commencing with the end of the fiscal quarter ending March 31, 2012, to be increased quarterly by an amount equal to 50% of the Company’s consolidated net income (if positive) for such quarter plus 50% of the aggregate increases in the consolidated shareholders’ equity of the Company during such fiscal quarter by reason of the issuance and sale of common equity interests of the Company, including upon any conversion of debt securities of the Company into such equity interests, (ii) the requirement that the Company maintain at all times a consolidated total debt to consolidated total capital ratio not greater than 0.35:1.00, and (iii) the requirement that Validus Re and any other material insurance subsidiaries maintain a financial strength rating by A.M. Best of not less than “B++” (Fair).  In addition, the Credit Facilities contain customary negative covenants applicable to the Company and its subsidiaries, including limitations on the ability to pay dividends and other payments in respect of equity interests at any time that the Company is otherwise in default with respect to certain provisions under the respective Credit Facilities, limitations on the ability to incur liens, sell assets, merge or consolidate with others, enter into transactions with affiliates, and limitations on the ability of its subsidiaries to incur indebtedness. The Credit

Facilities also contain customary affirmative covenants, representations and warranties and events of default for credit facilities of its type.

The foregoing descriptions does not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 10.1 and 10.2 which are incorporated herein by reference.

Certain of the lenders party to the credit facilities described herein and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Company in the ordinary course of business.

Item 1.02. Termination of a Material Definitive Agreement.

On March 9, 2012, upon entering into the Credit Facilities, the Company terminated its (a) three-year bi-lateral $60.0 million unsecured revolving credit facility, dated March 12, 2010 with Lloyds TSB Bank plc, (b) $340.0 million three-year unsecured credit facility, dated March 12, 2010 with Deutsche Bank Securities Inc., as syndication agent and JPMorgan Chase Bank, N.A. as administrative agent and (c) $500.0 million five-year secured credit facility, dated March 12, 2007 with Deutsche Bank Securities Inc., as syndication agent and JPMorgan Chase Bank, N.A. as administrative agent. No early termination penalties were incurred.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1

Four-Year Unsecured Revolving Credit and Letter of Credit Facility, dated as of March 09, 2012, among Validus Holdings, Ltd., Validus Re Americas, Ltd., PaCRe, Ltd. and Validus Reinsurance, Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and Deutsche Bank Securities Inc, as syndication agent.

10.2

Four-Year Secured Letter of Credit Facility, dated as of March 09, 2012, among Validus Holdings, Ltd., Validus Re Americas, Ltd. and Validus Reinsurance, Ltd., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and Deutsche Bank Securities Inc, as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012

VALIDUS HOLDINGS, LTD.

(Registrant)

By:	/s/ Joseph E. Consolino
	Name:	Joseph E. Consolino
	Title:	President and Chief Financial Officer